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                                  EXHIBIT 3.1c

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        FORUM INTERNATIONAL CENTER, INC.

It is hereby certified that:

1. The present name of the corporation is Forum International Center, Inc. (hereinafter called the "Corporation").

2. The name under which the Corporation was originally incorporated was ERA Oil Company, Inc.

3. The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware is August 16, 1983.

4. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST and by substituting in lieu thereof the following:

                        "FIRST: The name of the Corporation is WORLDWIDE MEDICAL
                CORPORATION."

5. The amendment of the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors of the Corporation at a meeting duly called and regularly constituted at which all members of the Board of Directors were present, and by a majority of the outstanding shares of stock entitled to vote on the amendment by written consent, in lieu of a meeting and vote of stockholders, and written notice of the amendment will be given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder who has not consented to such action in writing and is entitled to such notice.

6. Said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Edward J. Tobin, its Chairman of the Board of Directors and attested by Thomas Tuttle, its Secretary, this 30th day of July, 1997.


                                            ------------------------------------
                                            EDWARD J. TOBIN
                                            Chairman of the Board

Attest:


-----------------------------------
THOMAS TUTTLE, Secretary